UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

Current Report

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 28, 2011

Strategic Storage Trust, Inc.

(Exact name of registrant as specified in its charter)

Commission File Number: 000-53644

MD	32-0211624
(State or other jurisdiction of incorporation)	(IRS Employer Identification No.)

111 Corporate Drive, Suite 120, Ladera Ranch, California 92694

(Address of principal executive offices, including zip code)

(877) 327-3485

(Registrant’s telephone number, including area code)

None

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement

Amendment of Operating Partnership Agreement

On March 25, 2011, Strategic Storage Trust, Inc. (the “Registrant”), as general partner of its operating partnership, Strategic Storage Operating Partnership, L.P. (the “Operating Partnership”), adopted Amendment No. 1 to the Operating Partnership’s First Amended and Restated Limited Partnership Agreement (“Amendment No. 1”), which established Class D limited partnership units (the “Class D Units”). The Class D Units have all of the rights, powers, duties and preferences of the Operating Partnership’s other Limited Partnership Units, except that the Class D Units are subject to an annual distribution limit that sets the amount of annual cash distributions paid with respect to the Class D Units initially at zero percent (0%). Commencing twenty-four (24) months after the applicable contribution of a property or properties to the Operating Partnership in exchange for Class D Units, the Registrant, as general partner of the Operating Partnership, shall determine the annual distribution limit for such Class D Units. This description of Amendment No. 1 is qualified in its entirety by the full text of Amendment No. 1, which is attached as Exhibit 10.1 to this Current Report on Form 8-K. See “Acquisition of the Las Vegas VII and Las Vegas VIII Properties” below.

Entry into Purchase and Sale Agreement for the B&B Portfolio

On March 25, 2011, the Registrant, through a wholly-owned subsidiary of the Registrant’s operating partnership, entered into a purchase and sale agreement with an unaffiliated third party (the “B&B Portfolio Purchase Agreement”) for the acquisition of eleven self storage facilities located in Georgia, New Jersey, New York, Pennsylvania and Virginia (the “B&B Portfolio”). The aggregate purchase price for the B&B Portfolio is $44.03 million, plus closing costs and acquisition fees. The Registrant expects this portfolio acquisition to close in the second quarter of 2011 and to fund such acquisitions with net proceeds from its initial public offering and acquisition indebtedness. This discussion of the potential acquisition of the B&B Portfolio is qualified in its entirety by the text of the B&B Portfolio Purchase Agreement, attached hereto as Exhibit 10.2.

A summary of the properties in the B&B Portfolio is as follows:

Property	Acquisition Price	Year Built/ Converted	Approx. Units	Approx. Rentable Sq. Ft. (net)
Peachtree City – GA	$5,290,000	1989-2004	670	123,400
Buford – GA	$2,500,000	2004	520	68,900
Jonesboro – GA	$2,440,000	1998-2002	730	106,400
Ellenwood – GA	$2,260,000	1998	300	40,700
Marietta II – GA	$2,620,000	1998/2005/ 2007	480	61,200
Collegeville – PA	$3,030,000	1996-2007	540	58,400
Skippack – PA	$2,340,000	2003	390	56,300
Ballston Spa – NY	$5,030,000	2002-2007	690	82,800
Trenton – NJ	$7,620,000	2004	660	85,100
Fredericksburg – VA	$4,180,000	2002	630	59,600
Sandston – VA	$6,720,000	2005/2006	680	78,100
Total	$44,030,000		6,290	820,900

Pursuant to the B&B Portfolio Purchase Agreement, the Registrant would be obligated to purchase the B&B Portfolio only after satisfactory completion of agreed upon closing conditions. The Registrant will decide whether to acquire the B&B Portfolio generally based upon:

- satisfactory completion of due diligence on the properties and the seller of the properties;

- satisfaction of the conditions to the acquisition in accordance with the purchase agreement; and

- no material adverse changes relating to the properties, the seller of the properties or certain economic conditions.

There can be no assurance that the Registrant will complete the acquisition of the B&B Portfolio. In some circumstances, if the Registrant fails to complete the acquisition, it may forfeit up to $500,000 in earnest money on the B&B Portfolio.

Other properties may be identified in the future that the Registrant may acquire prior to or instead of the B&B Portfolio. Due to the considerable conditions to the consummation of the acquisition of the B&B Portfolio, the Registrant cannot make any assurances that the closing of the B&B Portfolio is probable.

Item 8.01.	Other Events

Acquisition of the Las Vegas VII and Las Vegas VIII Properties

On March 25, 2011, the Registrant, through a wholly-owned subsidiary of the Operating Partnership, closed on the acquisition of 99.34% in ownership interests (the “LLC Interests”) in AMS IV Las Vegas Investments, LLC, which owns a self storage facility located in Las Vegas, Nevada (“Las Vegas VII”) and a self storage facility located in Henderson, Nevada (“Las Vegas VIII”). In exchange for the LLC Interests, the Registrant caused the Operating Partnership to issue approximately 114,000 Class D Units, paid approximately $30,000 in cash and paid off the existing debt encumbering the properties of approximately $9.73 million, plus closing costs and acquisition fees. The sellers of the LLC Interests were unaffiliated third parties. The Registrant paid its advisor an acquisition fee of $275,000 in connection with this acquisition.

The Las Vegas VII property was built in 1996 and has approximately 58,400 rentable square feet, consisting of approximately 720 units of self storage space, including approximately 150 RV spaces. The Las Vegas VII property is located on approximately 5.2 acres at 4851 East Bonanza Road, Las Vegas, Nevada.

The Las Vegas VIII property was built in 1997 and has approximately 60,600 rentable square feet, consisting of approximately 510 units of self storage space, including approximately 50 RV spaces. The Las Vegas VII property is located on approximately 3.9 acres at 733 South Racetrack Road, Henderson, Nevada.

Acquisition of the SF Bay Area – Morgan Hill and SF Bay Area Vallejo Properties

As reported earlier, on September 14, 2010, the Registrant, through a wholly-owned subsidiary of the Operating Partnership, entered into four purchase and sale agreements with unaffiliated third parties for four properties located in the San Francisco Bay area (the “SF Bay Area Portfolio”), including the SF Bay Area - Morgan Hill property and the SF Bay Area - Vallejo property. On March 30, 2011, the Registrant closed on the purchase of the SF Bay Area - Morgan Hill property and the SF Bay Area - Vallejo property.

The Registrant purchased the SF Bay Area - Morgan Hill property and the SF Bay Area - Vallejo property for a total purchase price of $14.09 million, plus closing costs and acquisition fees. The Registrant assumed two loans for approximately $7.6 million and paid cash for the remainder, and paid its advisor an acquisition fee of $352,250 in connection with these acquisitions. One of the assumed loans has a remaining principal balance of approximately $4.55 million, bears a fixed rate of interest of 6.04% and matures in 2014. The other assumed loan has a remaining principal balance of approximately $3.05 million, bears a fixed rate of interest of 5.75% and matures in 2013. The Registrant expects to close on the acquisition of the other two properties in the SF Bay Area Portfolio before the end of the second quarter of 2011.

The SF Bay Area - Morgan Hill property is an approximately 490-unit self storage facility that sits on approximately 3.0 acres and contains approximately 61,000 rentable square feet of self storage space. The SF Bay Area - Morgan Hill property is located at 222 San Pedro Avenue, Morgan Hill, California, approximately 25 minutes from San Jose. It was constructed in 1997.

The SF Bay Area - Vallejo property is an approximately 860-unit self storage facility that sits on approximately 4.1 acres and contains approximately 75,000 rentable square feet of self storage space. The SF Bay Area - Vallejo property is located at 3480 Tennessee Street, Vallejo, California, approximately 40 minutes northeast of San Francisco. It was constructed in 2001.

The Registrant’s portfolio now includes 61 properties in 16 states and Canada. In addition, the Registrant owns a minority interest in nine properties in four states.

Potential Acquisition of the Neptune Property

            On February 28, 2011, the Registrant, through a wholly-owned subsidiary of the Registrant’s operating partnership, executed a purchase and sale agreement with an unaffiliated third party (the “Neptune Purchase Agreement”) for the acquisition of a self storage facility located in Neptune, New Jersey (the “Neptune property”). The purchase price for the Neptune property is $3.76 million, plus closing costs and acquisition fees, which includes the assumption of a loan in the original principal amount of $3.575 million. The Registrant expects this acquisition to close in the second quarter of 2011 and to fund such acquisition with net proceeds from its initial public offering.

The Neptune property is an approximately 530-unit self storage facility that sits on approximately 5.4 acres and contains approximately 54,500 rentable square feet of self storage space. The Neptune property is located at 1515 Washington Avenue, Neptune, New Jersey. It was constructed in 1990 and renovated in 2000.

Pursuant to the Neptune Purchase Agreement, the Registrant would be obligated to purchase the Neptune property only after satisfactory completion of agreed upon closing conditions. The Registrant will decide whether to acquire the Neptune property generally based upon:

- satisfactory completion of due diligence on the property and the seller of the property;

- satisfaction of the conditions to the acquisition in accordance with the purchase agreement; and

- no material adverse changes relating to the property, the seller of the property or certain economic conditions.

There can be no assurance that the Registrant will complete the acquisition of the Neptune property. In some circumstances, if the Registrant fails to complete the acquisition, it may forfeit up to $100,000 in earnest money on the Neptune property.

Other properties may be identified in the future that the Registrant may acquire prior to or instead of the Neptune property. Due to the considerable conditions to the consummation of the acquisition of the Neptune property, the Registrant cannot make any assurances that the closing of the Neptune property is probable.

Item 9.01.	Financial Statements and Exhibits

(d) Exhibits

10.1	Amendment No. 1 to First Amended and Restated Limited Partnership Agreement

10.2	B&B Portfolio Purchase Agreement

Signature(s)

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

STRATEGIC STORAGE TRUST, INC.
Date: March 31, 2011	By:	/s/ Michael S. McClure

Michael S. McClure
Chief Financial Officer